Filed pursuant to Rule 424(b)(5)
Registration File No. 333-210366

PROSPECTUS SUPPLEMENT

To prospectus dated March 30, 2016

1,095,000 ORDINARY SHARES

$3,160,000 CONVERTIBLE DEBENTURES

We are offering 1,095,000 ordinary shares, NIS 0.6 par value per share, at a price of $0.50 per share, and $3,160,000 in principal amount of convertible debentures (hereinafter referred to as the Registered Debentures) to selected investors pursuant to this prospectus supplement and the accompanying prospectus. The Registered Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share.

In a concurrent private placement, we are selling to such investors warrants to purchase up to 10,000,000 ordinary shares at an initial exercise price of $0.85 per share (the “Warrants”) and $1,292,500 in principal amount of convertible debentures (hereinafter referred to as the PIPE Debentures). The PIPE Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share. The Warrants, the PIPE Debentures and the ordinary shares issuable upon the exercise of the Warrants and conversion of the PIPE Debentures are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.” On November 22, 2016, the last reported sale price of our ordinary shares was $0.78 per share. As of November 23, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates, was approximately, $19,480,881 based on 20,867,255 ordinary shares outstanding, of which 20,724,342 shares were held by non-affiliates and a per share price of $0.94 based on the closing sale price of our ordinary shares on September 26, 2016. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar-month period that ends on, and includes, the date of this prospectus supplement. The Registered Debentures and the Warrants and PIPE Debentures being issued in the concurrent private placement are not listed on any securities exchange, and we do not expect to list the Warrants, the Registered Debentures or the PIPE Debentures.

We have retained Aegis Capital Corp. and Maxim Group LLC to act as placement agents in connection with the securities offered by this prospectus supplement. The placement agents have agreed to use their reasonable best efforts to sell the securities offered by this prospectus supplement.

We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Share	Registered Debentures	Total
Public Offering Price	$0.500	$3,160,000	$3,707,500
Placement Agent Fees(1)	$0.035	$221,200	$259,525
Proceeds, before expenses, to us(2)	$0.465	$2,938,800	$3,447,975

(1)	The amount of the placement agent fees presented in this table does not include placement agent fees of $90,475 to be paid to the placement agents in connection with the concurrent private placement. We have also agreed to reimburse the placement agents for certain of their expenses and to grant warrants to purchase up to 300,000 ordinary shares to the placement agents as described under the “Plan of Distribution” on page S-14 of this prospectus supplement.

(2)	The amount of the net offering proceeds to us presented in this table does not include net proceeds to us of $1,202,025 from the concurrent private placement and does give effect to any exercise of the Warrants being issued in the concurrent private placement.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities will take place on or about November 29, 2016, subject to the satisfaction of certain conditions.

Aegis Capital Corp	Maxim Group LLC

The date of this prospectus supplement is November 23, 2016

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, both of which are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may from time to time offer up to $75,000,000 of shares of our ordinary shares, NIS 0.6 par value per share under this prospectus supplement at prices and on terms to be determined at the time of sale.

We provide information to you about this offering of ordinary shares in two separate documents: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides a general description of the securities we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read at the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus supplement mean Rosetta Genomics Ltd.

“RosettaGX Cancer Origin™”, “RosettaGX Next-Gen,” “mi-LUNG™,” “mi-KIDNEY™” and “RosettaGx Reveal™” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus supplement contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the additional information about us described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before purchasing our securities.

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including DNA, microRNA and protein biomarkers and using various technologies, including, qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA, and Lake Forest, CA which enable us to commercialize our own diagnostic tests.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•     RosettaGX Reveal – This is a microRNA-based assay for the classification of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears as well as liquid-based cytology samples (prepared using the ThinPrep® system) to classify a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

•     RosettaGX Cancer Origin™ (formerly “miRview® mets2”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP).

•     mi-LUNG™ (formerly “Rosetta Lung Cancer Test”) – This test is a microRNA-based lung cancer classification test for cytology samples, mainly FNA samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid.

•     mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test”) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Greece, Israel, New Zealand and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services through our direct selling effort in the United States and are successfully fulfilling that demand in either of our labs. We are working to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through FISH technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

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PersonalizeDx offers its clients a virtual ‘tech only’ platform in which such clients can collaborate with the company to perform and bill for the ‘professional component’ of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs PCR, IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott going forward.

We have entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for our sales force. By entering into this agreement, we believe we could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay. In addition, we are in the discovery stage for one diagnostic assay.

•	RosettaGX Reveal V2 - We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with other genetic biomarkers (e.g. mRNA, other small RNAs) to optimize test performance. We anticipate that we will launch this assay by 2018.

•	Bladder cancer risk stratification - We are seeking to discover tissue-based microRNA biomarkers for the purpose of developing a new assay for the risk stratification of patients with non-muscle-invasive bladder cancer. We have so far completed and published two studies that demonstrate the role of microRNAs for risk stratification of bladder cancer (Rosenberg et al., 2013 and Segersten et al., 2013). We have initiated an additional proof of concept study this year and expect to launch this new assay in the first half of 2018.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we are attempting to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. Currently, the consortium includes three companies. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

In the past two years, we participated in the Magneton Project. This two-year project was also supported by the OCS and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results showed limited efficacy and the project was terminated in January 2016. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law.

The OCS, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the OCS a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer). As of the date of this prospectus supplement, we had received from the OCS total grants of $917,721 for our development under the Rimonim Consortium and $282,141 for our development under the Magneton project.

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According to an amendment to the Israeli R&D law, a new National Technological Innovation Authority, or NTIA, was established and will replace the OCS in the implementation of the governmental policy in connection with the R&D Law (and has been given discretion in the implementation of the R&D Law for such purpose). Until otherwise determined by NTIA, the provisions of the R&D Law and regulations that applied to existing OCS programs (including those provisions described above) shall continue to apply.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Our goal is to become a leader in the development and commercialization of microRNA-based and other diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories. Furthermore, we currently have 15 customer-facing individuals on our commercial team.

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•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000, as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagx.com. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

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THE OFFERING

Issuer	Rosetta Genomics Ltd.

Ordinary Shares Offered	1,095,000 shares

Public Offering Price Per Share	$0.50

Ordinary Shares to Be Outstanding After This Offering	21,962,255 shares(1)

Debentures Offered	$3,160,000 in principal amount of convertible debentures (hereinafter referred to as the Registered Debentures). The Registered Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share. See “Description of the Securities We are Offering – Registered Debentures” on page S-10 of this prospectus supplement for a more complete description.

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors warrants to purchase up to 10,000,000 ordinary shares (the “Warrants”) and $1,292,500 in principal amount of convertible debentures (hereinafter referred to as the PIPE Debentures). The Warrants will be exercisable immediately at an initial exercise price of $0.85 per share and will expire five years from the initial exercise date of the warrants. The PIPE Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share. The Warrants, the PIPE Debentures and the ordinary shares issuable upon the exercise of the Warrants and conversion of the PIPE Debentures are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Concurrent Private Placement” on page S-11 of this prospectus supplement for a more complete description of the concurrent private placement.

Use of Proceeds	We expect to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Your investment in shares of our ordinary shares involves substantial risks. You should read “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase ordinary shares.

NASDAQ Capital Market Symbol	ROSG

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(1)	The number of ordinary shares to be outstanding after this offering is based on 20,867,255 ordinary shares outstanding as of November 23, 2016 and excludes, as of that date:
•	1,918,488 ordinary shares issuable upon exercise of outstanding options, at a weighted average exercise price of $3.31 per share;
•	83,625 ordinary shares issuable upon vesting of outstanding restricted stock units;
•	1,951,111 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $2.11 per share;
•	385,979 ordinary shares that have been reserved for issuance in connection with future grants under our equity incentive plan;
•	6,320,000 ordinary shares issuable upon conversion of the Registered Debentures (subject to adjustment);
•	10,000,000 ordinary shares issuable upon exercise of the Warrants to be issued in the concurrent private placement;
•	2,585,000 ordinary shares issuable upon conversion of the PIPE Debentures to be issued in the concurrent private placement (subject to adjustment); and
•	300,000 ordinary shares issuable upon exercise of warrants to be issued to the placement agents as described in “Plan of Distribution.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompany prospectus and in the documents we incorporate by reference into this prospectus supplement and accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015. Any of the risks and uncertainties set forth in that report, as updated by other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus supplement. As a result, you could lose all or part of your investment.

Additional Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and the concurrent private placement and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent private placement, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering and the concurrent private placement, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9.

A substantial number of our ordinary shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we are selling 1,095,000 ordinary shares and Registered Debentures initially convertible into 6,320,000 ordinary shares, which together represents approximately 26.2% of our outstanding ordinary shares as of November 23, 2016 after giving effect to the sale of the ordinary shares and Registered Debentures (and conversion of such Debentures) in this offering. In addition, the investors in this offering will receive warrants to purchase up to 10,000,000 ordinary shares and PIPE Debentures initially convertible into 2,585,000 ordinary shares, and the placement agents will receive unregistered warrants to purchase up to 300,000 ordinary shares. In addition, the Registered Debentures and the PIPE Debentures have price reset provisions, which could result in these debentures becoming convertible for up to 17,810,000 ordinary shares. This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares on the NASDAQ Capital Market. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2016 (unaudited):

•	on an actual basis;

•	on an as adjusted basis to reflect the sale of an aggregate of (i) 1,095,000 ordinary shares at a price of $0.50 per share and $3,160,000 in Registered Debentures in this offering and (ii) Warrants to purchase up to 10,000,000 ordinary shares and $1,292,500 in PIPE Debentures in the concurrent private placement, for aggregate net proceeds of approximately $4.5 million, after deducting commissions and estimated aggregate offering expenses payable by us.

	As of June 30, 2016
	Actual	As Adjusted(1)
	(in thousands, except share and per share data)

Debt:
Debentures and embedded conversion option	$-	$4,452,500
Total Debt	$-	$4,452,500

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value: 60,000,000 shares authorized; 20,868,826 shares issued; 20,865,568 shares outstanding, actual; and 21,963,826 shares issued; 21,960,568 shares outstanding, as adjusted	$3,247	$3,418
Additional paid-in capital	$157,102	$157,423
Accumulated deficit	$(147,700)	$(148,145)
Total shareholders’ equity	$12,649	$12,696

(1) Based on a preliminary valuation of the Debentures and embedded conversion option.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the securities we are offering pursuant to this prospectus and in the concurrent private placement will be approximately $4.5 million, after deducting the placement agents’ fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for working capital and general corporate purposes.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,095,000 ordinary shares, NIS 0.6 par value per share, at a price of $0.50 per share, and $3,160,000 in principal amount of Registered Debentures. This prospectus supplement also relates to the offering of ordinary shares upon the conversion, if any, of the Registered Debentures issued in this offering.

Ordinary Shares

As of November 23, 2016, our authorized share capital was NIS 36,000,000 divided into 60,000,000 ordinary shares, nominal (par) value NIS 0.6 per share. As of November 23, 2016, 20,870,513 ordinary shares were issued and 20,867,256 were outstanding. As of November 23, 2016, there were approximately 118 stockholders of record of our ordinary shares.  All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” starting on page 9 of the accompanying prospectus.

Registered Debentures

The material terms and provisions of the Registered Debentures being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The form of the Registered Debentures will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of such debentures.

The Registered Debentures will become due and payable 30 years from the date of issuance. The Registered Debentures may be converted at any time at the option of the holders into our ordinary shares at a conversion price of $0.50 per share. Upon any reverse stock split of our ordinary shares, the conversion price shall be reduced to the lesser of (x) the then conversion price, as adjusted and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new conversion price. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of a resale registration statement on Form F-1 covering the resale of the ordinary shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective exercise price, then the then exercise price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities. Under no circumstances will the adjusted conversion price of the Registered Debentures be lower than $0.25. If the conversion price were reset to $0.25, it could result in the Registered Debentures, depending on the principal amount then outstanding, becoming convertible for up to 12,640,000 ordinary shares. The Registered Debentures do not bear interest, are unsecured general obligations and rank pari passu with our other unsecured and unsubordinated liabilities.  The Registered Debentures are not subject to voluntary prepayment prior to maturity and are identical for all of the holders except for principal amount.

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CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are selling to the same investors from this offering Warrants to purchase up to 10,000,000 ordinary shares at an initial exercise price of $0.85 per share and $1,292,500 in principal amount of convertible debentures (hereinafter referred to as the PIPE Debentures) pursuant to the securities purchase agreement with such investors. The PIPE Debentures will be issued at a second closing, which we refer to as the Second Closing, that will be held upon the effectiveness of a resale registration statement covering the resale of the ordinary shares issuable upon conversion of the PIPE debentures and upon exercise of the warrants, subject to the satisfaction of customary closing conditions.

The PIPE Debentures are non-interest bearing, have a term of 30 years and are convertible into ordinary shares at an initial conversion price of $0.50 per share. The Warrants, the PIPE Debentures and the ordinary shares issuable upon the exercise of the Warrants and conversion of the PIPE Debentures are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, investors may exercise the Warrants and convert the PIPE Debentures and sell the underlying ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those ordinary shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Warrants

The material terms and provisions of the Warrants being offered in the concurrent private placement are summarized below. The form of the Warrants will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of the Warrants.

Term; Exercise Price and Exercisability.  The Warrants to be issued in the concurrent private placement represent the rights to purchase up to 10,000,000 ordinary shares at an exercise price of $0.85 per share. Each Warrant will be exercisable for a period of five years commencing immediately.  The number of ordinary shares that may be acquired by any holder upon any exercise of a Warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of ordinary shares then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our ordinary shares would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding ordinary shares (including for such purpose the ordinary shares issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding ordinary shares (including for such purpose the ordinary shares issuable upon such exercise) upon 61 days’ prior written notice.

Manner of Exercise.  Holders of the Warrants may exercise their Warrants to purchase ordinary shares on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares.  We provide certain buy-in rights to a holder if we fail to deliver the ordinary shares underlying the Warrants by the third trading day after the date on which the holder satisfies all of the requirements for exercise. The buy-in rights apply if after the third trading day after the date on which the holder satisfies all of the requirements for exercise, the holder purchases (in an open market transaction or otherwise) ordinary shares to deliver in satisfaction of a sale by the holder of the ordinary shares that the holder anticipated receiving from us upon exercise of the Warrant. In this event, we will:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of ordinary shares, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the Warrant as to such number of ordinary shares, or (B) deliver to the holder a certificate or certificates representing such number of ordinary shares.

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In addition, the Warrant holders are entitled to a “cashless exercise” option if at the time of exercise there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the ordinary shares underlying the Warrants. This option entitles the Warrant holders to elect to receive fewer ordinary shares without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the daily volume weighted average price for our ordinary shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

The ordinary shares issuable on exercise of the Warrants will be, when issued and paid for in accordance with the Warrants, duly authorized, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of ordinary shares equal to the number of ordinary shares issuable upon exercise of all outstanding Warrants.

Fundamental Transaction.  If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding ordinary shares, (4) we effect any reclassification or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the Warrant.  In addition, in the event of  a Fundamental Transaction that is (A) approved by our board and (B) is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Warrant holder has the option, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to require us or a successor to purchase the Warrant  for an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model, subject, however, to the provisions of the Israeli Companies law, 1999, with respect to “Distributions” (as defined therein).

Certain Adjustments.  The exercise price and the number of ordinary shares purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares and rights offerings and pro rata distributions with respect to all holders of our ordinary shares. Additionally, upon any reverse stock split of our ordinary shares, the exercise price shall be reduced to the lesser of (x) the then exercise price, as adjusted and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new exercise price. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of a resale registration statement on Form F-1 covering the resale of the ordinary shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective exercise price, then the then exercise price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities.

Delivery of Certificates.  Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than three trading days after the exercise date (referred to as the “exercise share delivery date”), issue and deliver, or cause to be issued and delivered, a certificate for the ordinary shares issuable upon exercise of the Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (DWAC) or another established clearing corporation performing similar functions.

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Notice of Corporate Action.  We will provide at least 20 days prior notice to holders of the Warrants to provide them with the opportunity to exercise their Warrants and hold ordinary shares in order to participate in or vote on the following corporate events:

•	if we shall take a record of the holders of our ordinary shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if we authorize or approve, enter into any agreement contemplating, or solicit shareholder approval for any transaction that would be deemed a Fundamental Transaction as described above; or

•	a voluntary dissolution, liquidation or winding up of our company.

Additional Provisions.  We are not required to issue fractional shares upon the exercise of the Warrants. No holders of the Warrants will possess any rights as a shareholder under those Warrants until the holder exercises those Warrants. The Warrants may be transferred independent of the ordinary shares they were issued with, on a form of assignment, subject to all applicable laws.

PIPE Debentures

The material terms and provisions of the PIPE Debentures being sold in the concurrent private placement are summarized below. The form of the PIPE Debentures will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of such debentures.

The PIPE Debentures will become due and payable thirty years from the date of issuance. The PIPE Debentures may be converted at any time at the option of the holders into our ordinary shares at a conversion price of $0.50 per share. Upon any reverse stock split of our ordinary shares, the conversion price shall be reduced to the lesser of (x) the then conversion price, as adjusted and (y) the average of the two lowest volume weighted average prices of our ordinary shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new conversion price. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of a resale registration statement on Form F-1 covering the resale of the ordinary shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures, if we issue ordinary shares or securities that are convertible or exercisable into ordinary shares at a price that is less than the effective conversion price, then the then conversion price shall be automatically reduced to the price at which we issued the ordinary shares or the underlying exercise price or conversion price of the securities. Under no circumstances will the adjusted conversion price of the PIPE Debentures be lower than $0.25. If the conversion price were reset to $0.25, it could result in the PIPE Debentures, depending on the principal amount then outstanding, becoming convertible for up to 5,170,000 ordinary shares. The PIPE Debentures do not bear interest, are unsecured general obligations and rank pari passu with our other unsecured and unsubordinated liabilities.  The PIPE Debentures are not subject to voluntary prepayment prior to maturity and are identical for all of the holders except for principal amount.

Registration Rights Agreement

We also entered into a Registration Rights Agreement with the investors in the concurrent private placement, pursuant to which we are required to file a resale registration statement on Form F-1 within 45 days of the closing to cover the resale of the ordinary shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures (as well as the warrants issued to the placement agents as compensation). Our failure to satisfy certain conditions and deadlines described in the Registration Rights Agreement may subject us to payment of certain liquidated damages.

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PLAN OF DISTRIBUTION

Pursuant to a Placement Agent Agreement dated November 23, 2016, we have engaged Aegis Capital Corp. and Maxim Group LLC, or collectively the placement agents, to act as our co-exclusive placement agents in connection with the offering of our ordinary shares and the Registered Debentures pursuant to this prospectus supplement and accompanying prospectus and the offering of the Warrants and the PIPE Debentures in the concurrent private placement. Under the terms of the Placement Agent Agreement, the placement agents have agreed to be our exclusive placement agents, on a reasonable best efforts basis, in connection with the issuance and sale of such securities. The terms of this offering were subject to market conditions and negotiations between us, the placement agents and prospective investors. The Placement Agent Agreement does not give rise to any commitment by the placement agents to purchase any of our securities, and the placement agents will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the placement agents do not guarantee that they will be able to raise new capital in any prospective offering. The placement agents may engage sub-agents or selected dealers to assist with the offering.

We will enter into securities purchase agreements directly with investors in connection with this offering and the concurrent private placement, and we will only sell to investors who have entered into securities purchase agreements. We will deliver the ordinary shares being issued to the investors electronically upon receipt of investor funds for the purchase of the ordinary shares offered pursuant to this prospectus supplement. We expect to deliver the ordinary shares and the Registered Debentures being offered pursuant to this prospectus supplement on or about November 29, 2016.

We have agreed to pay the placement agents a total cash fee equal to 7% of the aggregate gross proceeds of this offering and the concurrent private placement. We will also reimburse the placement agents up to $75,000 for expenses incurred by the placement agents in connection with this offering and the concurrent private placement. In addition, we have agreed to issue to the placement agents warrants to purchase up to 3% of the aggregate number of ordinary shares sold in this offering and the concurrent private placement (including the shares issuable upon conversion of the Registered Debentures and PIPE Debentures, but excluding shares issuable upon exercise of the Warrants). The placement agent warrants will have substantially the same terms as the Warrants issued to the investors in the concurrent private placement, except that the placement agent warrants will expire on the four year anniversary of the date of the Second Closing and such placement agent warrants will have an exercise price equal to $0.625, or 125% of the offering price per share. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any ordinary shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by a placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agents may be required to make in respect of such liabilities.

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agents acting as principal. Under these rules and regulations, the placement agents:

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•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 23, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on January 6, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on February 25, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on May 19, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on June 21, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on August 22, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on September 26, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on October 13, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on October 14, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on October 20, 2016 (File No. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our internet website http://www.rosettagx.com or by requesting them in writing, by email or by telephone at the following address:

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

Attn: Investor Relations

(215) 382-9000

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and us. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement.

In addition, we file annual, quarterly and special reports and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet website that contains reports and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that website is http://www.sec.gov. We also maintain a website at http://www.rosettagx.com, which provides additional information about our company. The contents of our website, however, are not a part of this prospectus supplement or the accompanying prospectus.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the placement agent fees and the reimbursable expenses, will be approximately $150,000 as follows:

Transfer agent fees and expenses	$5,000
Printer fees and expenses	5,000
Legal fees and expenses	120,000
Accounting fees and expenses	15,000
Miscellaneous	5,000
Total	$150,000

LEGAL MATTERS

The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Amar Reiter Jeanne Shochatovitch, Ramat Gan, Israel. Certain matters of U.S. federal securities laws relating to this offering will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Certain legal matters in connection with this offering relating to Israeli law will be passed upon for the placement agents by Zysman, Aharoni, Gayer, & Co. Certain legal matters concerning this offering relating to U.S. law will be passed upon for the placement agents by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 20-F as filed with the SEC on March 23, 2016, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

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PROSPECTUS

$75,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $75,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.” On March 29, 2016, the last reported sale price of our ordinary shares was $1.11 per share. As of March 22, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $31,091,400, based on 20,851,225 ordinary shares outstanding, of which 20,727,600 shares were held by non-affiliates, and a per share price of $1.50 based on the closing sale price of our ordinary shares on March 9, 2016. We have sold securities with an aggregate market value of approximately $711,162, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar-month period that ends on, and includes, the date of this prospectus.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 30, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus mean Rosetta Genomics Ltd.

“RosettaGX Cancer OriginTM”, “RosettaGX Next-Gen,” “mi-LUNG™, ”“mi-KIDNEY™” and “RosettaGx RevealTM” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

 (i)

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

 (ii)

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before purchasing our securities.

Rosetta Genomics Ltd.

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including DNA, microRNA and protein biomarkers and using various technologies, including, qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA, and Lake Forest, CA which enable us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Cancer Origin™ (formerly “miRview® mets[2]“) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP). RosettaGX Cancer Origin™ has replaced miRview® mets as our primary CUP assay.

•	mi-LUNG™ (formerly “Rosetta Lung Cancer Test“) – This test is a microRNA-based lung cancer classification test for cytology samples, mainly fine-needle aspirate, or FNA, samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid.

•	mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test“) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

•	RosettaGX Reveal – This is a microRNA-based assay for the diagnosis of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears to diagnose a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Romania, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services, primarily RosettaGX Cancer Origin and RosettaGX Reveal through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania. We are working with our Director of Reimbursement and Managed Care to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through FISH technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

PersonalizeDx offers its clients a virtual ‘tech only’ platform in which such clients can collaborate with the company to perform and bill for the ‘professional component’ of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs PCR, IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott moving forward.

We have entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for our sales force. By entering into this agreement, we believe we could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay. In addition, we are in the discovery stage for one diagnostic assay.

•	RosettaGX Reveal V2 - We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with a panel of DNA-based biomarkers providing prognostic information (e.g. BRAF and TERT mutations). In patients with a malignant nodule, the presence of certain mutations in the BRAF and TERT genes could offer prognostic information and influence the course of treatment. We anticipate that we will launch this assay by the end of 2016.

•	Bladder cancer risk stratification - We are seeking to discover tissue-based microRNA biomarkers for the purpose of developing a new assay for the risk stratification of patients with non-muscle-invasive bladder cancer. We have so far completed and published two studies that demonstrate the role of microRNAs for risk stratification of bladder cancer (Rosenberg et al., 2013 and Segersten et al., 2013). We plan to initiate an additional study this year and expect to launch this new assay in the first quarter of 2018.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we are attempting to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. The consortium includes four companies and five academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

In the past two years, we participated in the Magneton Project. This two-year project was also supported by the OCS and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results have shown limited efficacy. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law.

The OCS, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the OCS a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer).

As of this prospectus, we had received from the OCS total grants of $827,227 for our development under the Rimonim Consortium and $167,230 for our development under the Magneton project.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

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MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Rosetta’s goal is to become a leader in the development and commercialization of microRNA-based and other diagnostic tests. Our key business strategies to achieve this goal are as follows:

•

Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•

Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories. Furthermore, during 2015 we expanded our sales force from ten to 12 territory managers and from one to two Regional Managers.

•

Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•

Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

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Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000, as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagx.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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RISK FACTORS

Investing in our ordinary shares involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $75,000,000. The actual number of securities and price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2015:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of 333,314 ordinary shares upon the exercise of warrants on February 24, 2016.

	As of December 31, 2015
	Actual	As Adjusted
		(unaudited)
	(in thousands, except share and per share data)
Debt:
Warrants related to share purchase agreement	$-	$-
Total debt	$-	$-

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value; 60,000,000 authorized, 20,518,794 shares issued and 20,515,536 shares outstanding, actual; and 60,000,000 authorized 20,852,108 (unaudited) shares issued and 20,848,850 (unaudited) shares outstanding, as adjusted	$3,194	$3,245
Additional paid in capital	156,696	156,645
Accumulated deficit	(140,270)	(140,270)
Total shareholders’ equity	$19,620	$19,620

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects the 1-for-4 reverse stock split effected on July 6, 2011 and the 1-for-15 reverse stock split effected on May 14, 2012.

Year Ended	High	Low
December 31, 2011	$61.80	$1.95
December 31, 2012	$23.43	$1.40
December 31, 2013	$5.98	$2.35
December 31, 2014	$6.69	$2.07
December 31, 2015	$4.48	$1.05

Quarter Ended
March 31, 2014	$6.69	$2.87
June 30, 2014	$5.40	$3.43
September 30, 2014	$4.37	$3.25
December 31, 2014	$3.53	$2.07
March 31, 2015	$3.55	$2.29
June 30, 2015	$4.48	$2.90
September 30, 2015	$3.44	$2.20
December 31, 2015	$2.68	$1.05

Month Ended
August 31, 2015	$3.13	$2.20
September 30, 2015	$3.10	$2.35
October 31, 2015	$2.68	$2.11
November 30, 2015	$2.32	$1.33
December 31, 2015	$1.40	$1.05
January 31, 2016	$1.30	$0.71
February 29, 2016	$1.29	$0.75

On March 29, 2016, the closing price of our ordinary shares on The NASDAQ Capital Market was $1.11.

Dividend Policy

To date, we have not declared or paid cash dividends on any of our shares, and we have no current intention of paying any cash dividends in the near future.

The Companies Law also restricts our ability to declare and pay dividends. We can only distribute dividends from profits (as defined in the Companies Law), if, in the discretion of our board of directors, there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and contingent obligations as they come due.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of December 31, 2015, our authorized share capital was NIS 36,000,000 divided into 60,000,000 ordinary shares, nominal (par) value NIS 0.6 per share. As of December 31, 2015, 20,518,794 ordinary shares were issued and 20,515,536 were outstanding. As of December 31, 2015, there were approximately 124 stockholders of record of our ordinary shares.  All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

Limitation on Owning Securities

Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. We are members of the Rimonim Consortium, which is supported by the OCS. According to the Encouragement of Industrial Research and Development Law, 5744-1984, a change of control of our company should be reported to the research committee at the Ministry of Economy (the Committee), and a change in the holding of the means of control in our company (means of control include the right to vote at a general meeting of a company or a corresponding body of another corporation or the right to appoint directors of the corporation or its general manager) which results in any person not being a citizen or resident of Israel or corporation incorporated in Israel holding 5% or more of the issued share capital or of the voting power of our company, should be reported to the committee, which (according to its internal proceedings) will notify us of its decision within seven days from the date thereof, and such person should sign an undertaking in the form published by the research committee.

Warrants

As of December 31, 2015, we had the following warrants outstanding:

•	Warrants issued in the February 2011 Private Placement. In connection with a private placement in February 2011 (the “February 2011 Private Placement”), we issued to the investors warrants to purchase up to 56,776 ordinary shares at an exercise price of $48.00 per share. These warrants expired on February 23, 2016. In addition, we issued warrants to purchase up to 1,893 ordinary shares at an exercise price of $48.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expired on February 23, 2016.

•	Warrants issued in the February 2011 Registered Offering. In connection with a registered direct offering in February 2011(the “February 2011 Registered Offering”), we issued to the investors warrants to purchase up to 45,509 ordinary shares at an exercise price of $48.00 per share. These warrants expired on February 23, 2016.

•	Warrants issued in the October 2011 Private Placement. In connection with a private placement in October 2011 (the “October 2011 Private Placement”), we issued to the investors Series A warrants to purchase up to an aggregate of 135,010 ordinary shares at an exercise price of $7.50 per share. As of December 31, 2015, Series A warrants have been exercised for 113,341 shares and Series A warrants to purchase up to 21,668 ordinary shares remain outstanding. In addition, we issued warrants to purchase up to 3,378 ordinary shares at an exercise price of $7.50 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 19, 2016.

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•	Warrants issued in the January 2012 Debt Transaction. In connection with a debt transaction in January 2012, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017. As of October 28, 2015, warrants have been exercised for 3,529 shares and warrants to purchase up to 712 ordinary shares remain outstanding.

•	Warrants issued in the April 2012 Registered Offering. In connection with a registered direct offering in April 2012, we issued warrants to purchase up to 13,500 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. As of October 28, 2015, warrants have been exercised for 10,778 shares and warrants to purchase up to 2,727 ordinary shares remain outstanding.

•	Warrants issued in the First May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. As of October 28, 2015, warrants have been exercised for 13,002 shares and warrants to purchase up to 2,800 ordinary shares remain outstanding.

•	Warrants issued in the Second May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Registered Offering. In connection with an underwritten offering in August 2012, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017.

•	Warrants issued to Consultants. In October 2013, we issued warrants to purchase up to 15,000 ordinary shares at an exercise price of $3.18 per share a consultant for services. These warrants expire on October 16, 2023.

•	Warrants issued in the October 2015 Private Placement. In connection with a private placement in October 2015 we issued the purchasers (i) Series A Warrants to purchase up to an aggregate of 1,666,666 ordinary shares at an exercise price of $2.75 per share (subject to adjustment as set forth below) and (ii) partially pre-funded Series B Warrants to purchase up to an aggregate of 2,666,667 ordinary shares. The Series B Warrants have an exercise price of NIS 0.6 (which has been prepaid) plus $0.0001 per share. The Series B Warrants are exercisable until March 9, 2016. The Series A Warrants expire on October 15, 2020, and on November 24, 2015, the exercise price of the Series A Warrants was adjusted to $1.646 per share. In addition, we issued warrants to purchase up to 100,000 ordinary shares on the same terms as the Series A Warrants, to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 15, 2020. Between November 25, 2015 and February 24, 2016, Series B Warrants to purchase an aggregate of 2,666,667 ordinary shares were exercised on a cashless basis, and we issued an aggregate of 2,666,489 ordinary shares. As of February 24, 2016, no Series B Warrants were outstanding.

Share History

The following is a summary of the history of our share capital for the last three years.

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Ordinary Share Issuances

Stock Options/RSUs. In the last three years, we have issued 837 ordinary shares upon the exercise of stock options and 160,250 shares pursuant to restricted stock units (RSUs).

Exercise of Warrants. In the last three years, we have issued 2,675,435 ordinary shares upon the exercise of warrants.

CynoGen, Inc. Acquisition. On April 14, 2015, we issued 500,000 ordinary shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an additional 120,000 ordinary shares in lieu of services that were to be provided in connection with our acquisition of CynoGen.

Sales under at-the-market issuance Sales Agreements. In the last three years, we have sold an aggregate of 4,956,447 ordinary shares under at-the market sales agreements for aggregate gross proceeds of $20,636,147.

October 2015 Private Placement. On October 15, 2015, we closed a private placement, pursuant to which we sold an aggregate 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A Warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (adjusted to $1.646 per share on November 24, 2015), and (iii) a partially pre-funded Series B Warrant. In connection with the Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 100,000 ordinary shares on the same terms as the Series A Warrants.

Other Issuances. In September 2014, we issued 6,000 ordinary shares to a former employee in consideration for settlement of a dispute.

Authorized Share Capital

On August 5, 2013, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 24,000,000 divided into 40,000,000, ordinary shares nominal (par) value NIS 0.6 each.

On December 3, 2015, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 36,000,000 divided into 60,000,000, ordinary shares nominal (par) value NIS 0.6 each.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

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•	the place where payments will be payable and the currency in which the debt is payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions ;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, any series of notes which are not convertible into or exchangeable for our securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

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The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities.  The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

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We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or a in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

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If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of Israel and of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Amar Reiter Jeanne Shochatovitch & Co., Lawyers, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 20-F as filed with the SEC on March 23, 2016, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

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EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$7,553
FINRA review	11,750
Legal fees and expenses*	20,000
Accounting fees and expenses*	10,000
Miscellaneous*	5,697
Total*	$55,000

__________

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 23, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on January 6, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on February 25, 2016 (File No. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K filed by us, all subsequent filings on Forms 10-Q and 8-K filed by us, and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

Attn: Investor Relations

(215) 382-9000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagx.com, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may declare a foreign judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, enforceable if it finds that:

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•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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1,095,000 Ordinary Shares

$3,160,000 CONVERTIBLE DEBENTURES

PROSPECTUS SUPPLEMENT

Aegis Capital Corp	Maxim Group, LLC

The date of this prospectus supplement is November 23, 2016